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                                                                       EXHIBIT 5

                                 April 12, 2000

Globix Corporation
139 Centre Street
New York, New York 10013

         Re: Globix Corporation


Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") which you ("you" or the "Company") filed with the Securities and Exchange Commission (the "Commission") on March 29, 2000, as well as Amendment No. 1 to the Registration Statement to be filed by you with the Commission on or about April 12, 2000, in connection with the proposed exchange by you of $600,000,000 aggregate principal amount of the Company's unsecured 12-1/2% Senior Notes due 2010 (the "New Notes") for $600,000,000 aggregate principal amount of your outstanding unsecured 12-1/2% Senior Notes due 2010 issued on February 8, 2000 (the "Old Notes").

         In rendering this opinion, we have examined the following:

         (1)      your Certificate of Incorporation;

         (2)      your By-laws;

         (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

         (4) the Indenture, dated February 8, 2000, between the Company and HSBC Bank USA, as trustee (the "Indenture");

         (5)      the form of Old Note;

         (6) certificates of officers and representatives of the Company and others; and

         (7) such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below.
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         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of the information referred to above or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of New York, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of New York and the existing Delaware General Corporation Law which includes the statutory provisions and all applicable provisions for the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions expressed below, we are of the opinion that, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, the Registration Rights Agreement, dated February 8, 2000, among the Company and Lehman Brothers Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., and ING Barings LLC and the letter of transmittal (filed as exhibits to the Registration Statement) and delivered against exchange therefor of the Old Notes pursuant to the exchange offer described in the Registration Statement, the New Notes will be (i) validly issued and (ii) will constitute valid and binding obligations of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
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         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the purpose of the above exchange of the New Notes for Old Notes and is not to be relied upon for any other purpose.


                                      Very truly yours,

                                      MILBERG WEISS BERSHAD
                                      HYNES & LERACH LLP


                                      By:
                                         -----------------------------------
                                         Arnold N. Bressler
                                         A Member of the Firm